EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Julia Powell, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the CSAIL 2020-C19 Commercial Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, 3650 REIT Loan Servicing LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the APX Morristown Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the APX Morristown Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the APX Morristown Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the APX Morristown Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the APX Morristown Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the APX Morristown Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Renaissance Plano Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Renaissance Plano Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Renaissance Plano Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Renaissance Plano Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Renaissance Plano Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Renaissance Plano Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Selig Office Portfolio Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Selig Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Selig Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Selig Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Selig Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Selig Office Portfolio Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the University Village Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor by merger to SunTrust Bank, as Special Servicer for the University Village Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the University Village Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the University Village Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the University Village Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the University Village Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for The Westchester Mortgage Loan, Pacific Life Insurance Company, as Special Servicer for The Westchester Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for The Westchester Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Westchester Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Westchester Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Westchester Mortgage Loan on and after November 1, 2021.

Dated: March 7, 2022

/s/ Julia Powell

Julia Powell

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)